CUSIP NO.

            INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


________                                                            _________
  Number                                                             Shares

                  SERVICE SYSTEMS INTERNATIONAL LTD.
                 See Reverse for Certain Definitions


THIS CERTIFIES THAT                                         is the record
holder of               FULLY PAID AND NON-ASSESSABLE SHARES OF THE
COMMON
STOCK $.001 PAR VALUE PER SHARE, OF

                  SERVICE SYSTEMS INTERNATIONAL LTD.

Transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by a transfer agent.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation affixed hereto.

Dated:



SECRETARY                                                            PRESIDENT